CANACCORD

CAPITAL

INDEPENDENT THINKING

February 18, 2005

PRIVATE AND CONFIDENTIAL

Amera Resources Corp.

Suite 709 – 837 West Hastings St.,

Vancouver, B.C.

V6C 3N6

ATTENTION: MR. NIKOLAOS CACOS

Dear Sirs:

Re:	LETTER AGREEMENT

This letter agreement sets forth the terms with respect to the proposed commercially reasonable efforts brokered private placement between Canaccord Capital Corporation (“Canaccord”) and Amera Resources Corporation (the “Company”). This letter will serve as confirmation of the understanding between Canaccord and the Company regarding the commissions payable to Canaccord as compensation for its role in finding and introducing investors to the Company with respect to the private placement of up to 900,000 units of the Company at a price of $0.55 per unit. Each unit will comprise of one share and one-half of one non transferable share purchase warrant, with one warrant to purchase an additional share of the Company for a period of one year from the date of closing for a purchase price of $0.60 per share.

The commission will be in the amount of 8% of the amount placed with subscribers introduced to the Company by Canaccord, payable either in cash or in agent’s units at the election of the agent. The agent’s units will have the same terms as the client’s units. In addition, the Company agrees to issue warrants to Canaccord equal to 10% of the units subscribed, each warrant will be exercisable to purchase an additional share at $0.60 for a period of one year from closing. In addition, the company will pay Canaccord a corporate finance fee, payable by the issuance of 27,000 units, having the same terms as the clients’ units.

The Company shall obtain regulatory approval for the above issuance of securities and payment of fees to Canaccord and will be responsible for any filing fees, legal fees, disbursements or any cost expenses relating to the above. The Company will take steps necessary to properly issue the securities to the subscribers introduced by Canaccord including endorsing the certificates with appropriate legends in the jurisdictions relevant to the private placement. It is our understanding that the Company is eligible to issue securities subject to a four-month hold period.

This Letter Agreement may be terminated at anytime up to Closing by either the Company or the Agent.

Canaccord Capital Corporation

P.O. Box 10337 Pacific Centre 2200-609 Granville Street Vancouver BC Canada V7Y 1H2

Tel: 604 643.7300 Fax: 604 643.7606 Website: www.canaccord.com

Member CIPF, All Canadian Stock Exchanges and the Investment Dealers Association of Canada

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The Company will promptly provide the following to Canaccord:

(a)	Copy of the press release or Price Reservation Form issued in respect of the Private Placement;
(b)	Copy of the "Notice Form" to the Exchange pursuant to Exchange’s Private Placement Policy;
(c)	Copy of the Exchange’s conditional acceptance letter in response to the Notice Form;
(d)	Copies of all correspondence regarding this private placement between all regulatory authorities and the Issuer and/or its solicitors;
e)	Copies of current Form 2A's Personal Information Forms from Robert Coltura and Robert Weicker;
(f)	Form of subscription agreement and attachments: Accredited Investor Questionnaire and Corporate Placee Registration Form;
(g)	Personal Information Collection Policy forms fully executed by Robert Coltura and Robert Weicker, giving Canaccord permission to perform the appropriate background checks. Enclosed.

The Company will pay an administration fee to Canaccord of $5,000.00 on closing.

If this letter accurately reflects your understanding of the terms of our agreement and you agree to be legally bound thereby, please execute this letter agreement and return a copy thereof to Canaccord Capital Corporation to the attention of Glenda Chin.

Yours truly,

CANACCORD CAPITAL CORPORATION

/s/ DAVID J. HORTON

David J. Horton

Senior Vice President, Corporate Finance

The foregoing accurately reflects the terms of the transaction, which we hereby agree to enter into and the undersigned agrees to be legally bound hereby.

Acknowledged and agreed this	18	day of	February	2005.

AMERA RESOURCES CORP.

/s/ NIKOLAOS CACOS	___Nikolaos Cacos____________________________
Authorized Signatory	Print Name